Exhibit 10AA

                                                              September 20, 1999

Mr. Michael J. Madden
10 Finn Court
Mahwah, NJ 07430

Dear Mr. Madden:

Toys "R" Us, Inc. (the "Company") regretfully accepts your resignation from all officer positions you hold in the Company, its subsidiaries and affiliates, effective as of September 24, 1999 (the "Resignation Date"). The employment relationship between the Company and you will terminate on the Resignation Date.

In consideration of your agreement to continue to be bound by the restrictions set forth in Sections 11(b), 11(c), 11(f) and 13(e) of the Retention Agreement dated as of May 1, 1997 between you and the Company (the "Retention Agreement") through January 31, 2002, the Company agrees as follows:

      (a) As soon as practicable following January 31, 2000, the Company will calculate the value of your interest in the Company's Supplemental Executive Retirement Plan (the "SERP"), including the Company's January 31, 2000 notional contribution.

      (b) As soon as practicable after January 31, 2002, the Company will calculate the value of your interest in the SERP and pay you an equal amount in cash, provided you have complied with the restrictions set forth in Sections 11(b), 11(c), 11(f) and 13(e) of the Retention Agreement through January 31, 2002.

      (c) At all times, your interest in the SERP will be administered in accordance with the SERP and the Grantor Trust established by the Company.

Except as provided in this letter or as otherwise provided by applicable law, you will not be entitled to any further benefits or payments from the Company from and after the Resignation Date. Except as provided herein with respect to Sections 11(b), 11(c), 11(f) and 13(e) of the Retention Agreement, all rights and obligations of you and the Company under the Retention Agreement and any other agreement, arrangement or understanding between you and the Company are hereby cancelled and terminated as of the Resignation Date.

Mr. Michael J. Madden
September 20, 1999
Page 2

If the foregoing satisfactorily reflects the understanding between us, please sign and return the enclosed copy of this letter, which will then constitute our agreement with respect to the foregoing matters. This letter may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                    Very truly yours,

                                                    /s/ Roger C. Gaston

                                                    Roger C. Gaston
                                                    Senior Vice President
                                                    Human Resources

Accepted and Agreed:

   /s/ Michael J. Madden
----------------------------
       Michael J. Madden